Exhibit 1.1a

CHASE ISSUANCE TRUST

(Issuing Entity)

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor, Servicer and Administrator)

CHASE CARD FUNDING LLC

(Depositor, Transferor and Beneficiary)

UNDERWRITING AGREEMENT

(Standard Terms)

February 17, 2016

J.P. Morgan Securities LLC,

as an Underwriter and as Representative

of the Underwriters named in the applicable Terms Agreement

383 Madison Avenue, 31st Floor

New York, New York 10179

Ladies and Gentlemen:

Chase Issuance Trust, a Delaware statutory trust (the “Issuing Entity”) and Chase Card Funding LLC, a Delaware limited liability company (“Chase Card Funding”), as Depositor (as defined below), Transferor (as defined below) and beneficiary of the Issuing Entity (in such capacity, the “Beneficiary”), propose to sell the notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined) (the “Notes”).

The Notes will be issued by the Issuing Entity pursuant to the Fourth Amended and Restated Indenture, dated as of January 20, 2016, as amended, and as amended and as supplemented by the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016, as amended (the “Asset Pool One Supplement”), between the Issuing Entity and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as indenture trustee (in such capacity, the “Indenture Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), the Second Amended and Restated CHASEseries Indenture Supplement, dated as of January 20, 2016, and a Terms Document having the date stated in the applicable Terms Agreement (as so supplemented and as otherwise modified or amended from time to time, the “Indenture”), between the Issuing Entity and the Indenture Trustee.

The Notes designated in the applicable Terms Agreement will be sold in a public offering by the Issuing Entity through J.P. Morgan Securities LLC, as the representative of the underwriters listed on Schedule I to the applicable Terms Agreement (any underwriter through which Notes are sold shall be referred to herein as an “Underwriter” or, collectively, all such Underwriters may be referred to as the “Underwriters”; J.P. Morgan Securities LLC and each other representative, if any, may be referred to herein collectively as “Representative”). Notes sold to the Underwriters for which J.P. Morgan Securities LLC is a Representative shall be sold pursuant to a Terms Agreement by and among Chase Bank USA, National Association, a

Delaware corporation (the “Bank”), Chase Card Funding, the Issuing Entity and the Representative, a form of which is attached hereto as Exhibit A (a “Terms Agreement”), which incorporates by reference this Underwriting Agreement (this “Agreement”, which may include the applicable Terms Agreement if the context so requires). Any Notes sold pursuant to any Terms Agreement may include the benefits of a reserve account, letter of credit, surety bond, cash collateral account, cash collateral guaranty, collateral interest, interest rate swap, spread account or other contract or agreement for the benefit of the holders of Notes of such Series (“Credit Enhancement”). The term “applicable Terms Agreement” means each Terms Agreement with respect to a specific Tranche of Notes that references this Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in such Terms Agreement and no other Series, Class or Tranche of Notes issued by the Issuing Entity.

The Notes will be secured pursuant to the Asset Pool One Supplement by certain assets of the Issuing Entity, including the Asset Pool One Receivables (as defined in the Asset Pool One Supplement and referred to herein as the “Receivables” or the “Collateral”).

Prior to January 20, 2016, the Bank transferred receivables and other assets directly to the Issuing Entity pursuant to the Transfer and Servicing Agreement, dated as of May 1, 2002, the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2004, the Second Amended and Restated Transfer and Servicing Agreement, dated as of March 14, 2006, and the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, each between the Bank, as transferor, servicer and administrator, the Issuing Entity and the Indenture Trustee and Collateral Agent (together, as amended, the “Prior Transfer and Servicing Agreements”)

Pursuant to an assignment and assumption agreement, dated as of January 20, 2016, by and between the Bank and Chase Card Funding, (a) Chase Card Funding agreed to become the successor transferor and to assume from the Bank the covenants, obligations and rights of the Bank, as transferor under the Prior Transfer and Servicing Agreements and (b) the Bank assigned to Chase Card Funding and Chase Card Funding accepted (i) the beneficial interest in the Issuing Entity and (ii) certain other assets of the Bank.

On and after January 20, 2016, the Bank will sell the Receivables to Chase Card Funding under a receivables purchase agreement (the “Receivables Purchase Agreement”), dated as of January 20, 2016, between the Bank and Chase Card Funding, and Chase Card Funding will sell the Receivables purchased under the Receivables Purchase Agreement to the Issuing Entity under the terms of the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of January 20, 2016 (the “Transfer and Servicing Agreement”), by and among Chase Card Funding, as transferor (in such capacity, the “Transferor”), the Issuing Entity, the Bank, as servicer (in such capacity, the “Servicer”) and administrator of the Issuing Entity (in such capacity, the “Administrator”), and the Indenture Trustee and Collateral Agent. The Bank will service the Receivables on behalf of the Issuing Entity under the Transfer and Servicing

Agreement. The Bank will also act as administrator for the Issuing Entity under the Transfer and Servicing Agreement.

The Issuing Entity will be operated pursuant to a Fourth Amended and Restated Trust Agreement, dated as of January 20, 2016 (as may be further amended from time to time, the “Trust Agreement”), between Chase Card Funding, as Transferor and Beneficiary, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the “Owner Trustee”).

The Issuing Entity will provide for the review of the Receivables for compliance with the representations and warranties made about them in certain circumstances under an asset representations review agreement, dated as of February 17, 2016 (the “Asset Representations Review Agreement”), between the Bank and FTI Consulting Inc., a Maryland corporation, as asset representations reviewer (the “Asset Representations Reviewer”).

The Trust Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Indenture, the Administration Agreement and the Asset Representations Review Agreement are collectively referred to as the “Basic Documents.” The Basic Documents and this agreement (this “Agreement”) are collectively referred to as the “Transaction Documents.”

Section 1.      Registration Statement.

Chase Card Funding, as depositor of the Issuing Entity (the “Depositor”), has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form SF-3 (having the registration number stated in the applicable Terms Agreement), including a form of prospectus, relating to the Notes. The registration statement as amended has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.”

The Depositor also prepared and filed with the Commission pursuant to Rule 424(h) (“Rule 424(h)”) under the Act a preliminary prospectus relating to the Notes as described in the applicable Terms Agreement and as referenced in “Annex I - Time of Sale Information” and, if identified in the applicable Terms Agreement, filed a supplement to the preliminary prospectus (the “Supplement”) as described in the applicable Terms Agreement under “Annex I - Time of Sale Information” (as amended or supplemented and including all documents incorporated by reference in the preliminary prospectus, together, the “Preliminary Prospectus”).

At or before the time that the Representatives first entered into “contracts of sale” (within the meaning of Rule 159 under the Act, the “Contracts of Sale”) with investors in the

Notes, which time will be stated in the applicable Terms Agreement and will not be before the date of this Agreement (the “Time of Sale”), the Depositor prepared the Preliminary Prospectus and the information (including any “free-writing prospectus,” as defined in Rule 405 under the Act (a “Free Writing Prospectus”)) listed in the applicable Terms Agreement under “Annex I - Time of Sale Information” (collectively, the “Time of Sale Information”). If, after the initial Time of Sale, the Depositor and the Representatives determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Depositor that investors in the Notes have elected to terminate their initial Contracts of Sale and enter into new Contracts of Sale, then the “Time of Sale” will refer to the time of entry into the first new Contract of Sale and the “Time of Sale Information” will refer to the information available to purchasers at least 48 hours prior to the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects the material misstatements or omissions (the new information, the “Corrective Information”) and the applicable Terms Agreement will be deemed to be amended to include the Corrective Information in the Time of Sale Information. However, for the purposes of Section 9, if an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, “Time of Sale” will refer to the time of entry into the initial Contract of Sale and “Time of Sale Information” for Notes to be purchased by that investor will refer to information available to that investor at the time of entry into the initial Contract of Sale.

The Depositor will prepare and file with the Commission in accordance with Rule 424(b) under the Act (“Rule 424(b)”), within two business days of the date of the applicable Terms Agreement, a final prospectus (the “Prospectus”).

Section 2.      Purchase of the Notes Offered by the Applicable Terms Agreement by the Underwriters.

(a)	Upon the execution of the applicable Terms Agreement, the Depositor agrees with the Underwriters as follows:

(i)

Subject to the terms and conditions herein set forth and in the applicable Terms Agreement, the Depositor agrees to cause the Issuing Entity to sell and deliver the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuing Entity the respective principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I to the applicable Terms Agreement. The Notes are to be purchased by the Underwriters at the purchase price(s) set forth in such Terms Agreement. The Issuing Entity will not be obligated to deliver any Notes except upon payment for all of the Notes to be purchased as provided in the applicable Terms Agreement.

(ii)

The Depositor understands that the Underwriters intend (x) to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement and the applicable Terms

Agreement have become effective as in the judgment of the Representative is advisable and (y) initially to offer the Notes upon the terms set forth in the Preliminary Prospectus. The Depositor acknowledges and agrees that the Underwriters may offer and sell the Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell any Notes purchased by it to or through any such Underwriter.

(iii)

Payment for the Notes shall be made to the Depositor or to its order by wire transfer of same day funds on the Closing Date. As used herein, (x) the term “Closing Date” means, with respect to the applicable Terms Agreement, the date and time specified in such Terms Agreement or such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Depositor may agree upon in writing, and (y) the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(iv)

Unless otherwise provided in the applicable Terms Agreement, payment for the Notes shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Notes registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Depositor. The Notes will be made available for inspection and packaging by the Representative at the office of Skadden, Arps, Slate, Meagher & Flom LLP not later than 5:00 P.M., New York City time, on the Business Day prior to the Closing Date.

Section 3.      Representations and Warranties of the Bank.

Upon the execution of the applicable Terms Agreement, the Bank represents and warrants to each Underwriter that:

(a)

Representations and Warranties in Receivables Purchase Agreement and the Transfer and Servicing Agreement. As of the Closing Date, the representations and warranties of the Bank, as Servicer and Administrator, (i) in the Receivables Purchase Agreement and (ii) in the Transfer and Servicing Agreement, will be true and correct in all material respects;

(b)

Organization and Good Standing. The Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to execute, deliver and perform the Receivables Purchase Agreement, the Transfer and Servicing Agreement, this Agreement and the applicable Terms Agreement and to authorize the sale of the

Notes, and to consummate the transactions contemplated by the Receivables Purchase Agreement, the Transfer and Servicing Agreement, this Agreement and the applicable Terms Agreement and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole;

(c)

Due Authorization. Each of the Receivables Purchase Agreement, the Transfer and Servicing Agreement, this Agreement and the applicable Terms Agreement have been duly authorized by the Bank, and, when executed and delivered by the Bank, each of the Receivables Purchase Agreement, the Transfer and Servicing Agreement, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Bank;

(d)

No Consents. No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Bank for the consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement except such as have been obtained and made under the Act, such as may be required under state securities laws and with respect to the filing of any financing statements required to perfect the Collateral Agent’s interest in the Collateral;

(e)

No Violation or Default. Other than as set forth or contemplated in the Preliminary Prospectus, the Bank is not (x) in violation of its organizational documents, (y) in default in its performance or observance of any obligation, agreement, covenant or condition contained in any material agreement or instrument to which it is a party or by which it or its properties are bound or (z) in violation of any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank, or any of its properties, which, in the case of clauses (y) and (z) above, would have a material adverse effect on the transactions contemplated in this Agreement, in the applicable Terms Agreement, in the Receivables Purchase Agreement or in the Transfer and Servicing Agreement;

(f)

No Conflicts. The execution, delivery and performance by the Bank of this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement and compliance with the terms and provisions thereof will not conflict with or result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank or any of their properties or any material agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject, or the organizational documents of the Bank and the Bank has full power and authority to enter into this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement;

(g)

17g-5 Representation. In connection with any rating for the Notes, the Bank or one of its Affiliates has provided a written representation (the “17g-5 Representation”) to each Note Rating Agency (as defined below), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), as amended. The Bank or its Affiliate has complied, and will continue to comply, with the 17g-5 Representation, except for any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes or the Noteholders; provided, however, that the Bank makes no representation or warranty with respect to any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representations set forth in subsection 15(e) hereof; and

(h)

Legal Proceedings. Other than as set forth or contemplated in the Prospectus and Time of Sale Information, there are no legal, governmental or regulatory proceedings pending or, to the knowledge of the Bank, threatened to which any of the Bank or its subsidiaries is or may be a party or to which any property of the Bank or its subsidiaries is or may be the subject which, if determined adversely to the Bank, could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Bank and its subsidiaries, as applicable, taken as a whole or (ii) the interests of the holders of the Notes; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus and the Preliminary Prospectus which are not filed or described as required.

Section 4.      Representations and Warranties of the Depositor.

Upon the execution of the applicable Terms Agreement, the Depositor represents and warrants to each Underwriter that:

(a)

Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission, and the Registration Statement and any amendment thereto, at the time the Registration Statement became effective, and the Preliminary Prospectus as of its date, complied, and as of the Time of Sale will comply, in all material respects with the Act and the Registration Statement did not at the time the Registration Statement became effective, or as of the Time of Sale and will not on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, on the Closing

Date, will comply in all material requests with the Act and as of the date of the Prospectus and any amendment or supplement thereto and on the Closing Date, the Prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; and the conditions to the use by the Depositor of a registration statement on Form SF-3 under the Act, as stated in the Registrant Requirements in the General Instructions to Form SF-3, have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date; the conditions to the offering of the Notes under a registration statement on Form SF-3 under the Act, as stated in the Transaction Requirements in the General Instructions to Form SF-3, will be satisfied as of the Closing Date; and the Depositor has paid the registration fee for the Notes according to Rule 456 of the Act;

(b)

Time of Sale Information. The Time of Sale Information did not at the Time of Sale and will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information, shall of necessity appear only in the Prospectus); provided, that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information;

(c)

Filing of Preliminary Prospectus. The Depositor filed with the Commission according to Rule 424(h) (i) the Preliminary Prospectus (excluding any Supplement), at least three business days before the Time of Sale and (ii), if identified in the applicable Terms Agreement, the Supplement, at least 48 hours before the Time of Sale. The Supplement clearly delineates what material information has changed and how the information has changed from the Preliminary Prospectus (excluding the Supplement);

(d)

Issuer Free Writing Prospectuses. Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes other than the documents, if any, listed on Annex II to the applicable Terms Agreement and other written communication approved in writing in advance by the Representative. Pursuant to Rule 433 under the Act, an “Issuer Free Writing Prospectus” shall mean a free writing prospectus prepared by or on behalf of the Issuing Entity or used or referred to by the Issuing Entity and, in the case of an asset-backed issuer, prepared by or on behalf of a depositor, sponsor or servicer (as defined in Item 1101 of Regulation AB) or affiliated depositor or used or referred to by any such person. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed to the extent required by Rule 433(d) under the Act and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus did not at the Time of Sale, and will not on the Closing Date, include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus, and did not at the Time of Sale, and will not on the Closing Date, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus;

(e)

Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and any other documents filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when the documents are filed with the Commission, will comply in all material respects to the requirements of the Act or the Exchange Act, as applicable;

(f)

Representations and Warranties in the Transfer and Servicing Agreement and the Receivables Purchase Agreement. As of the Closing Date, the representations and warranties of the Depositor (i), as Transferor, in the Transfer and Servicing Agreement and (ii) as purchaser in the Receivables Purchase Agreement will be true and correct in all material respects;

(g)

Organization and Good Standing. The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to execute, deliver and perform the Receivables Purchase Agreement, the Transfer and Servicing Agreement, this Agreement and the applicable Terms Agreement and to authorize the sale of the Notes, and to consummate the transactions contemplated by the Receivables Purchase

Agreement, the Transfer and Servicing Agreement, this Agreement and the applicable Terms Agreement and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Depositor and its subsidiaries, taken as a whole.

(h)

Due Authorization. Each of the Receivables Purchase Agreement, the Transfer and Servicing Agreement, this Agreement and the applicable Terms Agreement have been duly authorized by the Depositor and, when executed and delivered by the Depositor, each of the Receivables Purchase Agreement, the Transfer and Servicing Agreement, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Depositor;

(i)

No Consents. No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Depositor for the consummation of the transactions contemplated by the Receivables Purchase Agreement, the Transfer and Servicing Agreement, this Agreement or the applicable Terms Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and with respect to the filing of any financing statements required to perfect the Collateral Agent’s interest in the Collateral;

(j)

No Violation or Default. Other than as set forth or contemplated in the Preliminary Prospectus, the Depositor is not (x) in violation of its organizational documents, (y) in default in its performance or observance of any obligation, agreement, covenant or condition contained in any material agreement or instrument to which it is a party or by which it or its properties are bound or (z) in violation of any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Depositor, or any of its properties, which, in the case of clauses (y) and (z) above, would have a material adverse effect on the transactions contemplated in this Agreement, in the applicable Terms Agreement, in the Receivables Purchase Agreement or in the Transfer and Servicing Agreement;

(k)

No Conflicts. The execution, delivery and performance by the Depositor of this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement and compliance with the terms and provisions thereof will not conflict with or result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Depositor or any of its properties or any material agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the properties of the Depositor is subject, or the organizational documents of the Depositor and the Depositor has full power and authority to enter into this Agreement, the applicable Terms

Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement;

(l)

Legal Proceedings. Other than as set forth or contemplated in the Prospectus and Time of Sale Information, there are no legal, governmental or regulatory proceedings pending or, to the knowledge of the Depositor, threatened to which any of the Depositor or its subsidiaries is or may be a party or to which any property of the Depositor or its subsidiaries is or may be the subject which, if determined adversely to the Depositor, could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Depositor and its subsidiaries, as applicable, taken as a whole or (ii) the interests of the holders of the Notes; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus and the Preliminary Prospectus which are not filed or described as required;

(m)

Ineligible Issuer. The Depositor, on the date on which the first bona fide offer of the Notes sold pursuant to the applicable Terms Agreement is made, will not be an “ineligible issuer,” as defined in Rule 405 under the Act;

(n)

Investment Company Act Considerations. The Depositor is, and solely after giving effect to the offering and sale of the Notes and the application of the proceeds thereof will be, excluded from being an “investment company” under the Investment Company Act of 1940, as amended; and

(o)

Third-Party Due Diligence Services. Since its formation, the Depositor has not engaged any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuing Entity or the transactions contemplated by this Agreement and the applicable Terms Agreement.

Section 5.        Representations and Warranties of the Issuing Entity.

Upon the execution of the applicable Terms Agreement, the Issuing Entity represents and warrants to each Underwriter that:

(a)

Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Issuing Entity, threatened by the Commission, and the Registration Statement and any amendment thereto, at the time the Registration Statement became effective complied, and the Preliminary Prospectus, as of its date, and as of Time of Sale will comply, in all material respects with the Act and the Registration Statement did not at the time the Registration Statement became effective, or as of the Time of Sale, and will not on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Prospectus, on the Closing Date, will comply in all material respects with the Act and as of the date of the Prospectus and any amendment or supplement thereto and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Issuing Entity makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuing Entity in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Preliminary Prospectus or the Prospectus and any amendment or supplement thereto; and the conditions to the use by the Issuing Entity of a registration statement on Form SF-3 under the Act, as stated in the Registrant Requirements in the General Instructions to Form SF-3, have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date; the conditions to the offering of the Notes under a registration statement on Form SF-3 under the Act, as stated in the Transaction Requirements in the General Instructions on Form SF-3, will be satisfied as of the Closing Date;

(b)

Time of Sale Information. The Time of Sale Information did not at the Time of Sale and will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information, shall of necessity appear only in the Prospectus); provided, that the Issuing Entity makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuing Entity in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information;

(c)

Issuer Free Writing Prospectuses. Other than the Preliminary Prospectus and the Prospectus, the Issuing Entity (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the documents, if any, listed on Annex II to the applicable Terms Agreement and other written communication approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed to the extent required by Rule 433(d)

under the Act and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus did not at the Time of Sale, and will not on the Closing Date, include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus, and did not at the Time of Sale, and will not on the Closing Date, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Issuing Entity makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuing Entity in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus;

(d)	Representations and Warranties in the Indenture. As of the Closing Date, the representations and warranties of the Issuing Entity in the Indenture will be true and correct in all material respects;

(e)

Organization and Good Standing. The Issuing Entity has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to execute, deliver and perform the Indenture, and to authorize the issuance of the Notes, and to consummate the transactions contemplated by the Indenture;

(f)

Due Authorization. As of the Closing Date, the Notes have been duly authorized, and, when executed, issued and delivered pursuant to the Indenture, duly authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement and the applicable Terms Agreement, will be duly and validly executed, authenticated, issued and delivered and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Issuing Entity and, when executed and delivered by the Issuing Entity and the Indenture Trustee (in the case of the Indenture), each of the Indenture, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Issuing Entity; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus in all material respects;

(g)

No Consents. No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Issuing Entity for the consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Indenture or the Transfer and Servicing Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and with respect to the filing of any financing statements required to perfect the Collateral Agent’s interest in the Collateral;

(h)

No Violation or Default. The Issuing Entity is not (x) in violation of its organizational documents, (y) in default in its respective performance or observance of any obligation, agreement, covenant or condition contained in any material agreement or instrument to which it is a party or by which it or its properties are bound or (z) in violation of any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuing Entity, or any of its properties which, in the case of clauses (y) and (z) above, would have a material adverse effect on the transactions contemplated in this Agreement, the applicable Terms Agreement, the Indenture or the Transfer and Servicing Agreement;

(i)

No Conflicts. The execution, delivery and performance of this Agreement, the applicable Terms Agreement, the Indenture and the Transfer and Servicing Agreement and the issuance and delivery of the Notes and compliance with the terms and provisions thereof will not conflict with, or result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuing Entity or any of its properties or any material agreement or instrument to which the Issuing Entity is a party or by which the Issuing Entity is bound or to which any of the properties of the Issuing Entity is subject, or the organizational documents of the Issuing Entity; and the Issuing Entity has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement, the applicable Terms Agreement, the Indenture and the Transfer and Servicing Agreement and to enter into the Indenture;

(j)

Legal Proceedings. Other than as set forth or contemplated in the Prospectus and the Time of Sale Information, there are no legal or governmental proceedings pending or, to the knowledge of the Issuing Entity, threatened to which the Issuing Entity is or may be a party or to which any property of the Issuing Entity is or may be the subject which, if determined adversely to the Issuing Entity, could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the general affairs, business, prospects, management, financial position, equity or results of operations of the Issuing Entity, and the interests of the holders of the Notes, or (ii) the interests of the holders of the Notes; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus and Preliminary Prospectus which are not filed or described as required;

(k)

Underwriting Agreement and the applicable Terms Agreement. This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Issuing Entity and when executed and delivered by the Issuing Entity, each of this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Issuing Entity;

(l)

Ineligible Issuer. The Issuing Entity is not, and on the date on which the first bona fide offer of the Notes sold pursuant to the applicable Terms Agreement is made will not be, an “ineligible issuer,” as defined in Rule 405 under the Act;

(m)

Investment Company Act Considerations. The Issuing Entity is, and solely after giving effect to the offering and sale of the Notes and the application of the proceeds thereof will be, excluded from being an “investment company” under the Investment Company Act of 1940, as amended, by Rule 3a-7 thereunder;

(n)

Volcker Rule. The Issuing Entity is not, and solely after giving effect to the offering and sale of the Notes and the application of the proceeds thereof will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule”; and

(o)

Third-Party Due Diligence Services. Since June 15, 2015, neither the Issuing Entity nor any of its affiliates has engaged any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuing Entity or the transactions contemplated by this Agreement and the applicable Terms Agreement.

Section 6.        Further Agreements of the Bank, the Depositor and the Issuing Entity.

Upon the execution of the applicable Terms Agreement, the Bank, the Depositor and the Issuing Entity, severally and not jointly, covenant and agree with the several Underwriters that:

(a)

Filing of Prospectus and Issuer Free Writing Prospectuses. The Depositor and the Issuing Entity will file the Prospectus with the Commission within the time periods specified by Rule 424(b) under the Act and the Certifications and Transaction Documents necessary to satisfy the conditions for the offering of the Notes under Form SF-3, as stated in the General Instructions to Form SF-3, and will file (i) any Issuer Free Writing Prospectuses to the extent required by Rule 433(d) under the Act, (ii) if any Note Rating Agency is expected to issue a rating with respect to the Notes, an Issuer Free Writing Prospectus approved in advance by the Underwriters in accordance with Rule 433 under the Act that discloses such rating (the “Ratings Issuer Free Writing Prospectus”) and (iii) any Underwriter Free Writing Prospectus required to be filed pursuant to Rule 433(d) other than an Underwriter Free Writing Prospectus filed pursuant to Rule 433(d)(1)(ii), as long as the Underwriter Free Writing Prospectus was delivered to the Depositor reasonably in advance of the time required to be filed according to Rule 433(d).

(b)	Delivery of Copies. The Issuing Entity will, at the request of the Representative, deliver (or the Bank will cause the Issuing Entity to deliver), at the expense of the

Bank, during the period mentioned in subsection 6(e) below, to each of the Underwriters as many copies of the Preliminary Prospectus and the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request.

(c)

Amendments or Supplements. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, whether before or after the time the Registration Statement becomes effective, the Depositor or the Issuing Entity will furnish to the Representative a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review.

(d)

Notice to the Representative. The Bank, the Depositor or the Issuing Entity will (x) advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) when any supplement to the Preliminary Prospectus or the Prospectus or any amendment to the Preliminary Prospectus or the Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Bank, the Depositor or the Issuing Entity of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (y) in the case of clause (x)(iv) or (x)(v) above, use their best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)

Ongoing Compliance of the Prospectus. The Depositor will, if during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales by an Underwriter or any dealer, (i) any event shall occur as a result of which it is necessary to amend or supplement the Preliminary Prospectus or the Prospectus in order to make the statements therein, in the light of the circumstances when the Preliminary Prospectus or the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Preliminary Prospectus or the Prospectus to comply with the law, forthwith prepare and furnish, at the expense of the Bank, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Bank, the Depositor and the Issuing Entity) to which the Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, a copy of such amendments or supplements to the Preliminary Prospectus or the Prospectus as may be necessary so that the statements in the

Preliminary Prospectus or the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Preliminary Prospectus or the Prospectus is delivered to a purchaser, be misleading or so that the Preliminary Prospectus or the Prospectus will comply with the law.

(f)

Blue Sky Compliance. The Issuing Entity will endeavor to qualify (or the Bank will cause the Issuing Entity to qualify) the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel for the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that none of the Bank, the Depositor or the Issuing Entity shall be required to (i) qualify to do business in any jurisdiction in which it is not currently so qualified, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(g)

Earnings Statement. On or before December 31 of the year following the year in which the Closing Date occurs, the Bank will cause the Issuing Entity to make generally available to Noteholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Issuing Entity occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(h)

Copies of Compliance Statements and Reports. Upon written request by the Representative, so long as any of the Notes are outstanding, the Issuing Entity or the Bank will furnish to the Representative (i) copies of each certificate and the annual statements of compliance delivered to the Owner Trustee and the Indenture Trustee pursuant to Section 4.05 of the Transfer and Servicing Agreement, (ii) copies of the annual independent certified public accountant’s attestation reports furnished to the Owner Trustee and the Indenture Trustee pursuant to Section 4.06 of the Transfer and Servicing Agreement by first-class mail promptly after such request and following delivery of such statements and reports to the Owner Trustee and the Indenture Trustee, and (iii) copies of all reports or other communications (financial or other) furnished to holders of the Notes; provided, however, that neither the Issuing Entity nor the Bank shall be obligated to provide copies of monthly distribution reports on Form 10-D or annual reports filed on Form 10-K if they are available on EDGAR or otherwise through a Commission website.

(i)

Agreement Not to Engage in Similar Transactions. During the period beginning on the date of the applicable Terms Agreement and continuing to and including the Closing Date, none of the Bank, the Depositor or the Issuing Entity will offer, sell, contract to sell or otherwise dispose of any credit card backed securities with the same term and other characteristics identical to the relevant Tranche of Notes without the prior written consent of the Representative.

(j)	Trust Indenture Act. The Indenture will be qualified pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(k)

Note Rating Agencies. To the extent, if any, that the rating provided with respect to the Notes by the rating agency or rating agencies rating the Notes (each, a “Note Rating Agency”) is conditional upon the furnishing of documents or the taking of any other reasonable action by the Bank, the Depositor or the Issuing Entity agreed upon on or prior to the Closing Date, the Bank, the Depositor or the Issuing Entity, as applicable, shall furnish such documents and take any such other reasonable action.

(l)

Exchange Act Filings. The Depositor and the Issuing Entity (or the Bank on its behalf) will file or cause to be filed all documents and certifications required to be filed by the Depositor or the Issuing Entity with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(m)

Record Retention. The Bank will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(d) under the Act.

Section 7.        Payment of Costs and Expenses.

  Except as otherwise specified in the applicable Terms Agreement, the Bank will pay all costs and expenses incident to the performance of its obligations and the obligations of the Issuing Entity under this Agreement and the applicable Terms Agreement, including, without limiting the generality of the foregoing, (i) all costs and expenses incident to the preparation, issuance, execution, authentication and delivery of the Notes, (ii) all costs and expenses incident to the preparation, printing and filing under the Act or the Exchange Act of the Registration Statement, the Prospectus and any Preliminary Prospectus and any Issuer Free Writing Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) all costs and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (iv) all costs and expenses related to any filing with the Financial Industry Regulatory Authority, Inc. (formerly known as the National Association of Securities Dealers, Inc.), (v) all costs and expenses in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the applicable Terms Agreement, the Indenture and any Blue Sky Memorandum and the furnishing to Underwriters and dealers of copies of the Registration Statement, the Preliminary Prospectus and the Prospectus as herein provided, (vi) the reasonable fees and disbursements of the Bank’s counsel, (vii) the reasonable fees and disbursements of the accountants, and (viii) all costs and expenses payable to each Note Rating Agency in connection with the rating of the Notes, except that the Underwriters agree to reimburse the Bank for an amount, if any, specified in the applicable Terms Agreement on the Closing Date for application toward such expenses. It is understood that, except as specifically provided in this Section 7 and in Sections 9, 12 and 13 of this Agreement, the Underwriters will pay all of their own fees, costs and expenses (including the fees and disbursements of its counsel), transfer taxes and any advertising expenses in connection with sales or offers from the Underwriters to third parties.

Section 8.        Conditions of Underwriters’ Obligations.

  The several obligations of the Underwriters hereunder are subject to the performance by the Bank, the Depositor and the Issuing Entity of their respective obligations hereunder and under the applicable Terms Agreement and to the following additional conditions:

I.	Most Recent Quarterly Filing Date.

(a)

Opinion of Counsel for the Bank. The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank, subject to customary qualifications, assumptions, limitations and exceptions, dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters, the validity of the Notes, the Registration Statement and the preliminary prospectus filed on such Most Recent Quarterly Filing Date, the effectiveness of such Registration Statement and the information contained in each of the Registration Statement and the preliminary prospectus.

(b)

Opinion of Counsel for the Underwriters. The Representative shall have received an opinion of Allen & Overy LLP, special counsel for the Underwriters, subject to customary qualifications, assumptions, limitations and exceptions, dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

(c)

FDIC Rule Opinion. The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank, such opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative, with respect to the applicability of certain provisions of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 with respect to the effect of receivership on the Bank’s, the Depositor’s, the Issuing Entity’s and the Indenture Trustee’s security interest in the Receivables, and with respect to other related matters in a form previously approved by the Representative and its counsel.

(d)

Opinion of Counsel to the Owner Trustee. The Representative shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, subject to customary qualifications, assumptions, limitations and exceptions dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters relating to the Owner Trustee.

(e)

Opinion of Counsel to the Issuing Entity. The Representative shall have received an opinion of Richards, Layton & Finger, special Delaware counsel to the Issuing Entity, subject to customary qualifications, assumptions, limitations and exceptions dated the Most Recent Quarterly Filing Date, in form and substance satisfactory to the Representative and its counsel, with respect to certain matters relating to the Issuing Entity and the establishment thereof.

(f)

Opinion of Counsel to the Indenture Trustee and Collateral Agent. The Representative shall have received an opinion of internal legal counsel to Wells Fargo Bank, National Association, subject to customary qualifications, assumptions, limitations and exceptions dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters.

II.	Closing Date.

(a)

Registration Compliance; No Stop Order. The Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433(d) under the Act or pursuant to subsection 6(a) hereunder) and in accordance with subsection 6(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Bank, the Depositor or the Issuing Entity, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

(b)

Representations and Warranties. The representations and warranties of the Bank, the Depositor and the Issuing Entity contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and each of the Bank, the Depositor and the Issuing Entity shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and, as applicable, under the applicable Terms Agreement on or prior to the Closing Date.

(c)

Federal Income Tax Opinion. The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel for the Bank, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, that (i) the Notes will be characterized as debt for Federal income tax purposes; (ii) the Issuing Entity will not be, and the issuance of the Notes will not cause any master trust to be, classified as an association, or publicly traded partnership, taxable as a corporation for Federal income tax purposes; and (iii) the statements in the Prospectus under “U.S. Federal Income Tax Consequences”, insofar as such statements constitute a summary of the U.S.

legal matters or documents referred to therein, fairly present such legal matters or documents.

(d)

Rating Agency Legal Opinions. The Representative shall have received a reliance letter with respect to any legal opinion that the Bank is required to deliver to the Note Rating Agency that is not otherwise addressed to the Representative.

(e)

Officer’s Certificate of the Bank. The Representative shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of the Bank in which such officer shall state that, to his or her knowledge after due inquiry, (i) the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date and (iii) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operations of the Bank’s credit card business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate.

(f)

Officer’s Certificate of the Depositor. The Representative shall have received a certificate, dated the Closing Date, of an officer of the Depositor in which such officer shall state that, to his or her knowledge after due inquiry, (i) the representations and warranties of the Depositor in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, (iii) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (iv) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operations of the Depositor’s business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (v) the officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and the representation set forth in subsection 4(a) hereof is true and correct.

(g)

Officer’s Certificate of the Issuing Entity. The Representative shall have received a certificate, dated the Closing Date, of an authorized representative of the Issuing Entity in which such representative shall state that, to his or her knowledge after due inquiry, (i) the representations and warranties of the Issuing Entity in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Issuing Entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement on or prior to the Closing Date, (iii) the representations and warranties of the Issuing Entity in the Indenture are true and correct in all material respects as of the dates specified in the Indenture, (iv) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operations of the Issuing Entity’s business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (vi) the officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and the representation set forth in subsection 5(a) hereof is true and correct.

(h)

Ratings. If the applicable Ratings Issuer Free Writing Prospectus sets forth any requirements as to the ratings of the Notes, the Representative shall have received evidence satisfactory to it that such requirements have been met.

(i)

Letter of Counsel for the Bank, the Depositor and the Issuing Entity. Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank, shall provide a letter, dated the relevant Closing Date, stating that they have participated in conferences with representatives of the Bank and its accountants, the Underwriters and counsel to the Underwriters concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements and based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement (excluding any exhibits filed therewith), at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the relevant Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this letter with respect to the financial statements, schedules and other financial and statistical information included or incorporated by reference in or excluded from the Registration Statement or the Prospectus or excluded therefrom, including the Form T-1). In addition, Skadden, Arps, Slate, Meagher & Flom LLP shall state that on the basis of the foregoing, no facts have come to their attention that have caused such counsel to believe that documents included in the Disclosure Package (as defined below), as of the Applicable Time (as defined in the applicable Terms Agreement), when taken together with the information contained in the Issuer Free Writing Prospectus relating to the pricing information of the Notes (the “Pricing FWP”) filed pursuant to Rule 433 of the Act, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this letter with respect to the financial statements, schedules and other financial and statistical information included or incorporated by reference in or excluded from the

Registration Statement, the Prospectus or the Preliminary Prospectus, including the Form T-1).

“Disclosure Package” means the Preliminary Prospectus and the Issuer Free Writing Prospectus relating to the ratings of the Notes (the “Ratings FWP”) filed pursuant to Rule 433 of the Act.

(j)

Opinion of Counsel for the Underwriters. If requested by the Representative prior to the Time of Sale for an issuance, Allen & Overy LLP, special counsel for the Underwriters, shall provide an opinion, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to the Prospectus and Time of Sale Information and information contained in each of the Prospectus and Time of Sale Information.

III.	Agreed Upon Procedures.

(a)

Preliminary Prospectus. On the date of any Preliminary Prospectus, including the Most Recent Quarterly Filing Date (as defined in the applicable Terms Agreement), the Representative shall have received a letter, dated the respective date of delivery thereof, of PricewaterhouseCoopers LLP, Certified Public Accountants (or such other independent accountants as shall be named in the applicable Terms Agreement) confirming that they are independent public accountants within the meaning of the Act and stating that the engagement to apply agreed-upon procedures was performed in accordance with the standards established by the American Institute of Certified Public Accountants, and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and its counsel.

(b)

Prospectus. On the date of any Prospectus, the Representative shall have received a letter, dated the respective date of delivery thereof, of PricewaterhouseCoopers LLP, Certified Public Accountants (or such other independent accountants as shall be named in the applicable Terms Agreement) confirming that they are independent public accountants within the meaning of the Act and stating that the engagement to apply agreed-upon procedures was performed in accordance with the standards established by the American Institute of Certified Public Accountants, and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and its counsel.

The Bank will furnish, or cause to be furnished, to the Representative such number of conformed copies of such opinions, certificates, letters and documents as it reasonably requests.

Section 9.        Indemnification and Contribution.

(a)

Indemnification of the Underwriters. The Bank, the Depositor and the Issuing Entity, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or in any revision or amendment thereof or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuing Entity Information (as defined in subsection 10(c)) contained in any Underwriter Free Writing Prospectus (as defined in subsection 10(c)) or in any Free Writing Prospectus for which the Bank or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Bank or any other offering participant that is in the business of publishing radio or television broadcasting or otherwise disseminating communications, or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expense reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Bank nor the Issuing Entity will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bank, the Depositor or the Issuing Entity by any Underwriter specifically for use therein or any revision or amendment thereof or supplement thereto.

(b)

Indemnification of the Bank, the Depositor and the Issuing Entity. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Bank, its directors, each of its officers who signed the Registration Statement, the Depositor, the Issuing Entity and each person, if any, who controls the Bank, the Depositor or the Issuing Entity within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, the Prospectus, or in any revision or amendment thereof or supplement thereto, any related Preliminary Prospectus or any Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (i) in reliance upon and in conformity with written information furnished to the Bank, the Depositor or the Issuing Entity by such Underwriter through the Representative expressly for use in the Registration Statement, any Free Writing Prospectus, Preliminary Prospectus or the Prospectus (or any revision or amendment thereof or supplement thereto) or (ii) in any Underwriter Free Writing Prospectus and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage or liability or action as such expenses are incurred; provided, that no Underwriter shall be obligated to so indemnify and hold harmless an indemnified party to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in (A) the Issuing Entity Information (as hereinafter defined) which was not corrected by Issuing Entity Information subsequently supplied by the Bank, the Depositor or the Issuing Entity to the Underwriter at any time prior to the Time of Sale, or (B) the information contained in the Prospectus or Time of Sale Information.

(c)

Indemnification Procedures. Each indemnified party shall give prompt written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement; provided, that the indemnifying party is not materially prejudiced by such failure to so notify. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

Contribution and Limitation on Liability. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection 9(a) is for any reason held to be unavailable other than in accordance with its terms, the Bank, the Depositor and the Issuing Entity and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Bank, the Depositor and the Issuing Entity and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Bank, the Depositor and the Issuing Entity are jointly and severally responsible for the balance. Notwithstanding the provisions of this subsection 9(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Notes purchased by it hereunder. The Bank, the Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of any of the equitable considerations referred to above in this subsection 9(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Bank, each officer of the Bank who signed the Registration Statement, the Depositor and each person, if any, who controls the Bank within the meaning of Section 15 of the Act shall have the same rights to contribution as the Bank.

(e)

Static Pool Information. For clarification purposes, in this Section 9 only, it is understood that the terms “Preliminary Prospectus” and “Prospectus” include static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of a prospectus under Item 1105(d) of Regulation AB under the Act.

Section 10.	Offering Communications; Free Writing Prospectuses and ABS Informational and Computational Materials.

(a)

Except as generally set forth in the applicable Terms Agreement, each Underwriter, severally and not jointly, represents, warrants and agrees with the Bank, the Depositor and the Issuing Entity that it has not distributed and will not distribute any written materials that would be treated as “ABS informational and computational material”, as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Material”). If the Bank, the Depositor and the Issuing Entity shall have agreed pursuant to the applicable Terms Agreement to the use of any Free Writing Prospectus, the provisions of this Section 10 shall apply with respect thereto.

(b)

Each Underwriter, severally and not jointly, represents, warrants and agrees with the Bank, the Depositor and the Issuing Entity that other than the Preliminary Prospectus and the Prospectus, it has not conveyed and will not convey, without the Bank’s prior written approval, to any potential investor in the Notes any other written material of any kind containing any “issuer information” as defined in Rule 433(h)(2) of the Act, that would constitute a “prospectus” or a “free writing prospectus”, each as defined in the Act, including, but not limited to any ABS Informational and Computational Materials; provided, however, each Underwriter may convey to one or more of its potential investors a Free Writing Prospectus containing only information permitted under Rule 134 of the Act, including bona fide estimates of the price range for the Notes and the final price of the Notes and information previously included in the Preliminary Prospectus, as well as a column or other entry showing the status of the subscriptions for each tranche of the Notes and/or expected pricing parameters of the Notes.

(c)

Each Underwriter, severally and not jointly, represents and warrants to the Bank, the Depositor and the Issuing Entity that each Free Writing Prospectus prepared by or on behalf of an Underwriter which is not listed on Annex I (each an “Underwriter Free Writing Prospectus”) did not, as of the date such Free Writing Prospectus was conveyed or delivered to any potential investor in the Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate information which was publicly available or provided to such Underwriter by the Bank, the Depositor or the Issuing Entity (such information, “Issuing Entity Information”), which information was not corrected by Issuing Entity Information subsequently supplied by the Bank, the Depositor or the Issuing Entity to such Underwriter prior to the Time of Sale.

(d)	The Bank, the Depositor, the Issuing Entity and the Underwriters each agrees that any Free Writing Prospectus prepared by it shall contain the legend required by Rule 433 under the Act.

Section 11.

Termination. Notwithstanding anything herein contained, this Agreement and the applicable Terms Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Bank, the Depositor and the Issuing Entity, if after the execution and delivery of this Agreement and the applicable Terms Agreement and prior to the Closing Date there shall have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuing Entity, the Depositor or the Bank which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System, or any setting of minimum prices for trading on such exchange or market system; (iii) any suspension of trading of any securities of JPMorgan Chase & Co. on any exchange or in the over-the-counter market which materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities or armed conflict, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

Section 12.        Defaulting Underwriter.

(a)

If any Underwriter defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Bank for the purchase of such Notes by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of such Notes and arrangements satisfactory to the Representative and the Bank for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Bank, except as provided in Section 9 of this Agreement. Nothing herein will relieve a defaulting Underwriter from liability for its default.

(b)

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Bank shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 13.

Reimbursement of Expenses. If for any reason other than as set forth in Section 12 of this Agreement the purchase of the Notes by the Underwriters is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7 of this Agreement and the respective obligations of the Bank, the Depositor, the Issuing Entity, and the Underwriters pursuant to Sections 8 and 9 of this Agreement shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (ii), (iv) or (v) of Section 11 of this Agreement, the Bank will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) reasonably incurred by them in connection with the offering of the Notes.

Section 14.

Notices. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities LLC at 383 Madison Avenue, 31st Floor, New York, NY 10179, Attention: R. Eric Wiedelman, Managing Director, telephone: (212) 834-5658, fax: (212) 834-6564, or to such other address as the Representative may designate in writing to the

Bank. Notices to the Bank shall be given to it at 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Todd S. Lehner, Managing Director, telephone: (302) 282-3233, fax: (302) 282-7634 with a copy to JPMorgan Chase & Co., 270 Park Avenue, Floor 10, New York, New York 10017, Attention: Brent Barton, Managing Director - Securitization, telephone: (212) 270-3254, fax: (212) 834-6519. Notices to the Depositor shall be given to it at 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Patricia Garvey, Chief Financial Officer, telephone: (302) 282-6545, fax: (302) 282-7634 with a copy to JPMorgan Chase & Co., 270 Park Avenue, Floor 10, New York, New York 10017, Attention: Brent Barton, Managing Director - Securitization, telephone: (212) 270-3254, fax: (212) 834-6519.

Section 15.	Representations of the Underwriters.

(a)

Each Underwriter, severally and not jointly, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that is sponsored by such Underwriter or an Affiliate of such Underwriter and that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of the Bank.

(b)

Each Underwriter, severally and not jointly, represents and agrees (i) that it did not, and will not, enter into any contract of sale for any Notes (x) less than three business days after the filing of the Preliminary Prospectus and (y) less than 48 hours after the filing of any Supplement to the Preliminary Prospectus with the Commission in accordance with Rule 424(h)(2), and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, convey to each investor to whom the Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Underwriters by the Bank), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.

(c)

Each Underwriter, severally and not jointly, represents and agrees that: (i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (ii) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity. If specified in the applicable Terms Agreement, it will provide the Issuing Entity with a list of any foreign jurisdictions related to any written confirmations of sales of Notes it has sent.

(d)

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter, severally and not jointly, represents and agrees that from and including the date on which the Prospectus Directive is implemented in the Relevant Member State it has not made and will not make an offer of the Notes to the public in that Relevant Member State other than to any legal entity which is a qualified investor as defined in the Prospectus Directive; provided, that no such offer of the Notes shall require the Issuing Entity or an Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this subsection 15(d), (A) the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, (C) the expression “2010 PD Amending Directive” means Directive 2010/73/EU and (D) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

(e)

Each Underwriter, severally and not jointly, represents that it has not and covenants that it will not provide any oral or written Rating Information (as defined below) to a Note Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), unless a designated representative from the Bank participated in or participates in such communication; provided, however, that if an Underwriter received or receives an oral communication from a Note Rating Agency, such Underwriter was and is authorized to inform such Note Rating Agency that it will respond to the oral communication with a designated representative from the Bank. For purposes of this paragraph, “Rating Information” means any information provided for the purpose of determining the initial credit rating for the Notes or undertaking credit rating surveillance on the Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5) including, but not limited to, information about the characteristics and performance of the Receivables.

(f)

Each Underwriter, severally and not jointly, represents that, since June 15, 2015, it has not engaged any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange

Act with respect to the assets held by the Issuing Entity or the transactions contemplated by this Agreement and the applicable Terms Agreement.

Section 16.

Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Bank, the Depositor, the Issuing Entity, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 17.

Arm’s-Length Transaction. The Bank acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Bank or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Bank, the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Bank and the Depositor, shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Bank or the Depositor with respect thereto. Any review by the Underwriters of the Bank, the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Bank or the Depositor.

Section 18.

Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity in this Agreement and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents.

Section 19.	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 20.

GOVERNING LAW. THIS AGREEMENT AND ALL DISPUTES, CLAIMS, CONTROVERSIES, DISAGREEMENTS, ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 21.

Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 22.

    WAIVER OF JURY TRIAL. THE BANK, THE DEPOSITOR AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Bank, Chase Card Funding, the Issuing Entity and the Underwriters in accordance with its terms.

Very truly yours,

CHASE BANK USA, NATIONAL ASSOCIATION, as Sponsor, Servicer and Administrator

By:	/s/ Todd Lehner
Name: Todd Lehner
Title: Managing Director

CHASE CARD FUNDING LLC, as Depositor, Transferor and Beneficiary

By:	/s/ Brent Barton
Name: Brent Barton
Title: Chief Executive Officer

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Rachel L. Simpson
Name: Rachel L. Simpson
Title: Vice President

Chase Issuance Trust

CHASEseries Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC,

as Underwriter and as Representative

of the Underwriters named in

Schedule I to the applicable Terms Agreement

By:	/s/ Alexander Wiener
Name: Alexander Wiener
Title: Executive Director

Chase Issuance Trust

CHASEseries Underwriting Agreement

EXHIBIT A

CHASE ISSUANCE TRUST

CHASESERIES

CLASS [    (201    -     )] NOTES

TERMS AGREEMENT

Dated:

To:	CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”)

Re:	Underwriting Agreement dated February 17, 2016

Series Designation:

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Terms Agreement (this “Agreement”) and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein in its entirety and made a part hereof.

Terms of the Class [_(201_-_ )] Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public

Interest Payment Dates:                     ,                     ,

                     and                     , commencing                      ,             .

Indenture: The Fourth Amended and Restated Indenture, dated as of January 20, 2016, as amended, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee, and acknowledged and accepted by the Bank, as Servicer.

Asset Pool One Supplement: The Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016, as amended, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and acknowledged and accepted by the Bank, as Servicer and Administrator.

Exhibit A-1

Indenture Supplement: The Second Amended and Restated CHASEseries Indenture Supplement, dated as of January 20, 2016, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Terms Document: The Class [    (201    -     )] Terms Document, dated as of [            ] [    ], 201    , between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Transfer and Servicing Agreement: The Fourth Amended and Restated Transfer and Servicing Agreement, dated as of January 20, 2016, as amended, among Chase Card Funding LLC, as Transferor, the Bank, as Servicer, Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of January 20, 2016, between Chase Card Funding LLC and the Bank.

Purchase Price: The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

[Per Class [    (201    -     )] Notes:            %]

Registration Statement: [            ].

Preliminary Prospectus: [            ].

[Supplement to Preliminary Prospectus: [            ].]

Underwriting Discounts and Commissions, Selling Concessions and Reallowance:

The Underwriters’ discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class [_(201_-_ )] Notes, shall be as follows:

Underwriting Discounts and Commissions	Selling Concessions	Reallowance
%	%	%

Underwriters’ Information: The information furnished by the Underwriters through the Representative for purposes of subsection 9(a) of the Underwriting Agreement consists of the chart and the [third] and [            ] paragraphs under the heading “Underwriting” in the Prospectus.

[Reimbursement of Expenses: The Underwriters shall reimburse the Bank for an amount not to exceed $             for application towards expenses.]

Most Recent Quarterly Filing Date:

Exhibit A-2

Closing Date: Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Bank, the Depositor and the Issuing Entity hereby agree that the Closing Date shall be                 ,     ,              a.m., New York Time.

Applicable Time: [    ]:[    ] [a./p.]m. (New York Time) on [            ], [        ]

Location of Closing: Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

[Opinion Modifications:]

[Underwriters’ Foreign Jurisdiction Distributions:

Pursuant to subsection 15(c) of the Underwriting Agreement, each Underwriter agrees to provide the Issuing Entity, after the Closing Date, with a list of any foreign jurisdictions to which that Underwriter delivered a written confirmation in connection with its sale of Notes (it being expressly understood, for the avoidance of doubt, that this provision relates only to the initial distribution of the Notes, and not to secondary market sales).]

Payment for the Notes:

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Notes set forth opposite their names on Schedule I hereto.

Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity in this Agreement and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents.

Exhibit A-3

J.P. Morgan Securities LLC As Representative of the
Underwriters named in
Schedule I hereto

By:
Name:
Title:

Accepted:

CHASE BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

CHASE CARD FUNDING LLC

By:
Name:
Title:

CHASE ISSUANCE TRUST
By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Exhibit A-4

SCHEDULE I

UNDERWRITERS

$                     Principal Amount of CHASEseries Class [    (201    -     )] Notes

Principal Amount

[Names of Underwriters]	$

$

Annex I

TIME OF SALE INFORMATION

●	Preliminary Prospectus, dated as of [ ], 201[ ].
●	[Supplement to the Preliminary Prospectus, dated as of [ ], 201[ ].]

ANNEX II

ISSUER FREE WRITING PROSPECTUSES

●	Ratings FWP, dated [ ], 201[ ].
●	Pricing FWP, dated [ ], 201[ ].